Exhibit 10.12

ENHABIT, INC.
NOTICE OF GRANT OF RESTRICTED STOCK UNITS
(Employees)

    Enhabit, Inc. (the “Company”) hereby grants to the Participant the number of Restricted Stock Units (“RSUs”) set forth below under the Enhabit, Inc. 2025 Equity and Incentive Compensation Plan (the “Plan”). The RSUs are subject to all of the terms and conditions in this Notice of Grant of Restricted Stock Units (this “Grant Notice”), in the Restricted Stock Units Agreement attached hereto (the “Agreement”) and in the Plan. Capitalized terms used, but not otherwise defined, in this Grant Notice will have the meanings given to such terms in the Plan or the Agreement, and the Plan and the Agreement are hereby incorporated by reference into this Grant Notice. If there are any inconsistencies between this Grant Notice or the Agreement and the Plan, the terms of the Plan shall govern.

Participant:	________________________
Type of Grant:	Restricted Stock Units
Date of Grant:	________________________
Number of RSUs:	________________________
Vesting Schedule:
Subject to the conditions set forth in the Agreement, including but not limited to the Participant’s continuous employment with the Company or a Subsidiary until the applicable vesting date, the RSUs shall vest as follows: [__________], [__________] and [__________] (each such date, a “Vesting Date”).

NAI-5001863123v4

ENHABIT, INC.

Restricted Stock Units Agreement

Enhabit, Inc. (the “Company”) has granted, pursuant to the Enhabit, Inc. 2025 Equity and Incentive Compensation Plan (the “Plan”), to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Agreement is attached (together with the Grant Notice, this “Agreement”) an award of Restricted Stock Units as set forth in such Grant Notice, subject to the terms and conditions set forth in this Agreement.

1.    Certain Definitions. Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in the Plan.
2.    Grant of RSUs. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company has granted to the Participant, as of the Date of Grant, the number of RSUs set forth in the Grant Notice. Each RSU shall represent the right of the Participant to receive one share of Common Stock subject to and upon the terms and conditions of this Agreement.
3.    Restrictions on Transfer of RSUs. Subject to Section 15 of the Plan, neither the RSUs evidenced hereby nor any interest therein or in the shares of Common Stock underlying such RSUs shall be transferable prior to payment to the Participant pursuant to Section 6 hereof other than by will or pursuant to the laws of descent and distribution.
4.    Vesting of RSUs.
(a)    The RSUs shall vest in accordance with the Vesting Schedule set forth in the Grant Notice (the period from the Date of Grant until the last applicable Vesting Date, the “Vesting Period”). Any RSUs that do not so become vested will be forfeited, including, except as provided in Sections 4(b), 4(c) or 4(d) below, if the Participant ceases to be continuously employed by the Company or a Subsidiary for any reason prior to the end of the Vesting Period. For purposes of this Agreement, “continuously employed” (or substantially similar terms) means the absence of any interruption or termination of the Participant’s employment with the Company or a Subsidiary. Continuous employment shall not be considered interrupted or terminated in the case of transfers between locations of the Company and its Subsidiaries.
(b)    Notwithstanding Section 4(a) above, upon any termination of the Participant’s employment as a result of the Participant’s death or Disability, in each case prior to the end of the Vesting Period, the RSUs (to the extent not previously vested) shall vest in full.
(c)    Notwithstanding Section 4(a) above, if the Participant’s employment terminates as a result of Retirement prior to the end of the Vesting Period, then a pro-rata portion of the RSUs shall vest, with such pro-rata portion determined by multiplying (i) the total number of RSUs by (ii) a fraction, the numerator of which is the number of full months that have elapsed from the Date of Grant until the date of such termination and the denominator of which is the number of full months in the Vesting Period, and subtracting from such amount the number of RSUs (if any) that previously vested.
(d)    Notwithstanding Section 4(a) above, in the event of a Change in Control that occurs prior to the end of the Vesting Period, the RSUs shall become vested and payable in accordance with Section 5 below.
5.    Effect of a Change in Control.
(a)    Notwithstanding Section 4(a) above, if at any time before the end of the Vesting Period or forfeiture of the RSUs, and while the Participant is continuously employed by the Company or a Subsidiary, a Change in Control occurs, then all of the RSUs (to the extent not previously vested) will become vested, except to the extent that a Replacement Award is provided to the Participant in accordance with Section 5(b) to continue, replace or assume the RSUs covered by this Agreement (the “Replaced Award”), immediately prior to (and contingent upon) the Change in Control.
(b)    For purposes of this Agreement, a “Replacement Award” means an award (i) of the same type (i.e., time-based restricted stock units) as the Replaced Award, (ii) that has a value at least equal to the value of the Replaced Award, (iii) that relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (iv) if the Participant is subject to U.S. federal income tax under the Code, the tax consequences of which to such Participant under the Code are not less favorable to such Participant than the tax consequences of the Replaced Award, and (v) the other terms and conditions of which are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent termination of employment or change in control). A Replacement Award may be granted only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with or be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the two preceding sentences are satisfied. The determination of whether the conditions of this paragraph are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
(c)    If, within two years after receiving a Replacement Award, the Participant experiences a termination of employment with the Company or a Subsidiary (or any of their successors) (as applicable, the “Successor”) by reason of a termination by the Successor without Cause or by the Participant for Good Reason during the remaining vesting period for the Replacement Award, the Replacement Award shall immediately vest.

6.    Form and Time of Payment of RSUs.
(a)    Payment for the RSUs, after and to the extent they have become vested, shall be made in the form of one share of Common Stock for each vested RSU. Except as provided in Section 6(b), such payment shall be made within thirty (30) days after the applicable Vesting Date.
(b)    Notwithstanding Section 6(a), to the extent the RSUs are vested on the dates set forth below and have not previously been settled, payment for such vested RSUs shall be made within thirty (30) days after such date:
(i)    the date of a Change in Control, provided such Change in Control qualifies as a permissible date of distribution under Section 409A(a)(2)(A)(v) of the Code; and
(ii)    subject to Section 17 of the Plan, the date of the Participant’s “separation from service” for purposes of Section 409A(a)(2)(A)(i) of the Code.
(c)    Except to the extent permitted by Section 409A of the Code and approved by the Committee, no shares of Common Stock may be issued to the Participant at a time earlier than otherwise expressly provided in this Agreement.
(d)    The Company’s obligations to the Participant with respect to the RSUs will be satisfied in full upon the issuance of shares of Common Stock corresponding to such RSUs.
7.    No Dividend Equivalents; Voting and Other Rights.
(a)    The Participant shall have no rights of ownership in the shares of Common Stock underlying the RSUs, no rights to dividends with respect to such shares, and no right to vote the shares of Common Stock underlying the RSUs until the date on which the shares of Common Stock underlying the RSUs are issued or transferred to the Participant pursuant to Section 6 above.
(b)    The obligation of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver shares of Common Stock in the future, and the rights of the Participant will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.
8.    Adjustments. The number of shares of Common Stock issuable for each RSU and the other terms and conditions of the grant evidenced by this Agreement are subject to mandatory adjustment, including as provided in Section 11 of the Plan.
9.    Taxes. To the extent that the Company is required to withhold federal, state, local, or foreign taxes or other amounts in connection with any payment made or benefit realized by the Participant under this Agreement, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld. If the Participant’s benefit is to be received in the form of shares of Common Stock, then, unless otherwise determined by the Committee, the Company will withhold shares of Common Stock having a value equal to the amount required to be withheld. The shares of Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Common Stock on the date the benefit is to be included in the Participant’s income. The market value of Common Stock to be withheld pursuant to this Section 9 to satisfy applicable withholding taxes or other amounts may exceed the minimum amount of taxes required to be withheld in accordance with procedures established by the Company, including pursuant to the aggregate method of withholding. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to guarantee any particular tax result for the Participant with respect to any payment provided to the Participant hereunder, and the Participant shall be responsible for any taxes imposed on the Participant with respect to any such payment.
10.    Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue any shares of Common Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law.
11.    Compliance With Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Participant). Notwithstanding the foregoing, the Company is not guaranteeing any particular tax outcome, and the Participant shall remain solely liable for any and all tax consequences associated with the RSUs.
12.    Interpretation. Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
13.    No Right to Future Awards or Employment. The grant of the RSUs under this Agreement to the Participant is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the RSUs and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing contained in this Agreement shall confer upon the Participant any right to be employed or remain employed by the Company or any of its Subsidiaries, nor limit or affect in any manner the right of the Company or any of its Subsidiaries to terminate the employment or adjust the compensation of the Participant.
14.    Relation to Other Benefits. Any economic or other benefit to the Participant under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Participant may be entitled under any other compensatory arrangement maintained by the Company or any of its Subsidiaries.
15.    Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Participant under this Agreement without the Participant’s written consent, and the Participant’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or Section 10D of the Exchange Act.
16.    Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
17.    Relation to Plan. The RSUs granted under this Agreement and all of the terms and conditions hereof are subject to all of the terms and conditions of the Plan. In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan will govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with this Agreement.
18.    Compensation Recovery Policy. Notwithstanding anything in this Agreement to the contrary, the Participant acknowledges and agrees that this Agreement and the award described herein are subject to the terms and conditions of the Company’s clawback policy (if any) as may be in effect from time to time and applicable to the Participant and the RSUs, including specifically to implement Section 10D of the Exchange Act and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Common Stock may be traded) (the “Compensation Recovery Policy”), and that applicable sections of this Agreement and any related documents shall be superseded by and subject to the terms and conditions of the Compensation Recovery Policy from and after the effective date thereof.
19.    Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the RSUs and the Participant’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
20.    Governing Law. This Agreement shall be governed by and construed with the internal substantive laws of the State of Delaware, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.
21.    Successors and Assigns. Without limiting Section 3 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs,

legal representatives and assigns of the Participant, and the successors and assigns of the Company.
22.    Acknowledgement. The Participant acknowledges that the Participant (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions. Nothing in this Agreement prevents the Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations.
23.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.